UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2019

GALAXY GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6767 Spencer Street
Las Vegas, Nevada 89119
(Address of principal executive offices)

(702) 939-3254
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock	GLXZ	OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 22, 2019, Galaxy Gaming, Inc. (the “Company”), entered into Amendment Number 3 to the Employment Agreement, dated May 1, 2017 (and previously amended by Amendments No. 1 and 2), between the Company and Harry C. Hagerty, the Company’s Chief Financial Officer, Treasurer and Secretary.  Among other things, Amendment No. 3 (i) extends the term of the agreement from April 30, 2020 to April 30, 2022; and (ii) provides for a grant of options to purchase 200,000 shares of the Company’s common stock at a purchase price of $1.972 per share, with the options vesting (x) 66,666 shares on October 22, 2020, (y) 66,666 shares on October 22, 2021 and (z) 66,668 shares on April 30, 2022.

The balance of the Employment Agreement, as previously amended, remains in full force and effect.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2019, the Company and Harry C. Hagerty, the Company’s Chief Financial Officer, Treasurer and Secretary, entered into an agreement to amend his Employment Agreements in the manner described in Item 1.01.  The terms and conditions of the amendment are described under Item 1.01.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
10.4	Amendment No. 3 to the Employment Agreement dated May 1, 2017, between the Company and Harry C. Hagerty.

Signature Page Follows

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 25, 2019

GALAXY GAMING, INC.

By:	/s/ Harry C. Hagerty
Harry C. Hagerty
Chief Financial Officer